Exhibit 3(a)

Certificate of Incorporation

of

General Electric Company1

Section 1. Name

The name of the corporation is General Electric Company.

Section 2. Purposes

The purposes of the corporation are as follows:

A. To manufacture, process, construct, develop, assemble, and produce in any way, to sell, lease, supply, and distribute in any way, to purchase, lease, mine, extract, and acquire in any way, to own, operate, experiment with, deal in, service, finance, and use in any way, equipment, apparatus, appliances, devices, structures, materials, processes, information, tangible and intangible property, services and systems of every kind, nature and description:

(1) for any electrical, or energy-conversion, application or purpose, including but not limited to the production, transmission, distribution, storage, regulation, control and use in any manner of electricity, or in any way connected with or deriving from any electrical, or energy-conversion, application or purpose, and,

(2) for any other application or purpose, whatsoever, including but not limited to industrial, utility, consumer, defense, governmental, scientific, educational, cultural, financial, recreational, agricultural, transportation, construction, mining, and communication applications or purposes.

B. To conduct studies and research and development, and to engage in any other activity relating to the development, application, and dissemination of information concerning science, technology, and other fields of endeavor.

C. To acquire by purchase, subscription or otherwise all or part of any interest in the property, assets, business, or good will of any corporation, association, firm, or individual, and to dispose of, or otherwise deal with, such property, assets, business or good will.

D. To engage in any activity which may promote the interests of the corporation, or enhance the value of its property, to the fullest extent permitted by law, and in furtherance of the foregoing purposes to exercise all powers now or hereafter granted or permitted by law, including the powers specified in the New York Business Corporation Law.

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1      Text of Certificate of Incorporation as set forth in Restated Certificate of Incorporation filed by the Department of State of New York on April 30, 1965. Section 3.A was subsequently amended on April 29, 1971, to change the authorized number of common shares from 105,000,000 shares with a par value of $5 to 210,000,000 shares with a par value of $2.50; on December 20, 1976, to change the authorized number of common shares, par value $2.50, from 210,000,000 shares to 251,500,000 shares; on April 28, 1983, to change the authorized number of common shares, par value $2.50, from 251,500,000 shares to 550,000,000 shares, par value $1.25; on April 23, 1987, to change the authorized number of common shares, par value $1.25, from 550,000,000 shares to 1,100,000,000 shares, par value $0.63, and to change the authorized number of preferred shares, par value $1, from 2,000,000 to 50,000,000 shares; on April 28, 1994, to change the authorized number of common shares, par value $0.63, from 1,100,000,000 shares to 2,200,000,000 shares, par value $0.32; on April 28, 1997, to change the authorized number of common shares, par value $0.32, from 2,200,000,000 shares to 4,400,000,000 shares, par value $0.16; and on April 27, 2000, to change the authorized number of common shares, par value $0.16, from 4,400,000,000 shares to 13,200,000,000 shares with a par value of $0.06. Section 3.B.(3) relating to designation, relative rights, preferences, and limitations of the shares of Series A preferred stock was added by amendment effective October 15, 2008. Section 3.C. relating to preemptive rights was added by amendment effective May 2, 1975. Section 6 relating to Directors was amended effective April 28, 1988, to limit their personal liability to the corporation and its shareholders; effective June 15, 1993, to set the minimum number of directors at ten and remove the upper limit; and effective April 25, 2007, to implement the election of director nominees by an affirmative vote of the majority of votes cast in non-contested director elections. General Electric Company was created by a Special Act of the New York Legislature, Chapter 323, Laws of 1892, effective April 15, 1892.

Section 3. Authorized Shares

A. General Authorization

The aggregate number of shares which the corporation is authorized to issue is 13,250,000,000 shares, consisting of:

(1) 13,200,000,000 shares of common stock having a par value of $0.06 per share; and

(2) 50,000,000 shares of preferred stock having a par value of $1 per share.

B. Preferred Stock

(1) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this subsection B, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(g) Any other relative rights, preferences and limitations of that series.

(2) Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the same dividend period.

(3) Series A

(a) Designation. The distinctive serial designation of such series of Preferred Stock is “10% Cumulative Perpetual Preferred Stock, Series A” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

(b) Number of Shares. The authorized number of shares of Series A shall be 30,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall revert to authorized but unissued shares

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of Preferred Stock (provided that any such cancelled shares of Series A may be reissued only as shares of a series other than Series A).

(c) Definitions

As used herein with respect to Series A:

(i) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(ii) “Board of Directors” means the board of directors of the Corporation.

(iii) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(iv) “Certificate of Amendment” means this Certificate of Amendment relating to the Series A, as it may be amended from time to time.

(v) “Certification of Incorporation” shall mean the certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Amendment.

(vi) “Common Stock” means the common stock, par value $0.06 per share, of the Corporation.

(vii) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series A) that ranks junior to Series A either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, but does not rank senior to Series A either as to the payment of dividends or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(viii) “Original Issue Date” means October 16, 2008.

(ix) “Parity Stock” means any class or series of stock of the Corporation (other than Series that ranks equally with Series A both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(x) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A.

(xi) “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series A are entitled to vote as specified in Section (h) of this Certificate of Amendment, any and all series of Parity Stock (other than Series A) upon which like voting rights have been conferred and are exercisable with respect to such matter.

(d) Dividends

(i) Rate. Holders of Series A shall be entitled to receive, on each share of Series A, out of funds legally available for the payment of dividends under New York law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 10% on (i) the amount of $100,000 per share of Series A and (ii) the amount of accrued and unpaid dividends on such share of Series A, if any (giving effect to (A) any

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dividends paid through the Dividend Payment Date (as defined below) that begins such Dividend Period (other than the initial Dividend Period) and (B) any dividends (including dividends thereon at a per annum rate of 10% to the date of payment) paid during such Dividend Period). Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable in arrears (as provided below in this Section (d)(i)), but only when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors) on each January 15, April 15, July 15, and October 15 (each, a “Dividend Payment Date”), commencing on January 15, 2009; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. Dividends payable on the Series A in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series A on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Series A on any Dividend Payment Date will be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Original Issue Date of the Series A) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section (d) (subject to the other provisions of this Certificate of Amendment).

(ii) Priority of Dividends. So long as any share of Series A remains outstanding, no dividend shall be declared or paid on the Common Stock (other than a dividend payable solely in Common Stock) or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock that ranks junior to Series A as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation), and no Common Stock, Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock (with the same ranking relative to the Series A as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation and with the same or lesser aggregate liquidation amount) or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock (with the same or lesser aggregate liquidation amount), or the exchange or conversion of one share of

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Junior Stock for or into another share of Junior Stock (with the same ranking relative to the Series A as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation and with the same or lesser per share liquidation amount) or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock (with the same or lesser per share liquidation amount)) during a Dividend Period, unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section (d)(i) above, dividends on such amount), on all outstanding shares of Series A have been declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A on the applicable record date). When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A (including, if applicable as provided in Section (d)(i) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

(e) Liquidation Rights

(i) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A shall be entitled to receive for each share of Series A, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series A as to such distribution, payment in full in an amount equal to the sum of (i) $100,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section (d)(i) above, dividends on such amount), whether or not declared, to the date of payment.

(ii) Partial Payment. If in any distribution described in Section (e)(i) above of the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series A and all holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the

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holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock, including the Series A, on which dividends accrue on a cumulative basis, an amount equal to any accrued and unpaid dividends (including, if applicable, dividends on such amount), whether or not declared, as applicable), provided that the “Liquidation Preference” for any share of Series A shall be determined in accordance with Section (e)(i) above.

(ii) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(iv) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section (e), the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

(f) Redemption

(i) Optional Redemption. From and after October 16, 2011, the Corporation, at its option may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section (f)(iii) below, at a redemption price equal to the sum of (i) $110,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section (d)(i) above, dividends on such amount), whether or not declared, to the redemption date, provided that the minimum number of shares of Series A redeemable at any time is the lesser of (i) 6,000 shares of Series A and (ii) the number of shares of Series A outstanding. The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section (d) above.

(ii) No Sinking Fund. The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require redemption of any shares of Series A.

(iii) Notice of Redemption. Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the Series A are issued in book-entry form through The

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Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(iv) Partial Redemption. In case of any redemption of part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(v) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $50 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(g) Conversion. Holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

(h) Voting Rights

(i) General. The holders of Series A shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(ii) Class Voting Rights as to Particular Matters. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(I) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series

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A with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(II) Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A, taken as a whole; or

(III) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, (y) such shares of Series A remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A immediately prior to such consummation, taken as a whole, and (z) if such shares of Series A do not remain outstanding, immediately prior to or concurrent with the consummation thereof, all dividends accrued but unpaid on the Series A to the date of consummation, whether or not declared, have been or are paid in full; provided, however, that for all purposes of this Section (h)(ii), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series A with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section (h)(ii) would adversely affect the Series A but would not similarly adversely affect all other series of Voting Preferred Stock, then only the Series A and each other series of Voting Preferred Stock as is similarly adversely affected by and entitled to vote on the matter, if any, shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(iii) Series A Voting Rights as to Particular Matters. In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, so long as at least 6,000 shares of Series A are outstanding, the vote or consent of the holders of at least 50.1% of the shares of Series A at the time outstanding, voting in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(I) Authorization or Issuance of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation, or the issuance of any shares of any class or series of capital stock of the Corporation, in each case, ranking senior to the Series A with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

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(II) Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to affect or change the rights, preferences, privileges or voting powers of the Series A so as not to be substantially similar to those in effect immediately prior to such amendment, alteration or repeal; or

(III) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, (y) such shares of Series A remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A immediately prior to such consummation, and (z) if such shares of Series A do not remain outstanding, immediately prior to or concurrent with the consummation thereof, all dividends accrued but unpaid on the Series A to the date of consummation, whether or not declared, have been or are paid in full;

provided, however, that for all purposes of this Section (h)(iii), the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series A with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A.

(iv) Changes after Provision for Redemption. No vote or consent of the holders of Series A shall be required pursuant to Section (h)(ii) or (iii) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A (or, in the case of Section (h)(iii), more than 24,000 shares of Series A) shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section (f) above.

(v) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent (provided that the specified liquidation amount for any share of Series A shall be the Liquidation Preference for such

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share) as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.

(i) Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

(j) Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Amendment, in the Certificate of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if the Series A are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series A in any manner permitted by such facility.

(k) No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(l) Replacement Certificates. The Corporation shall replace any mutilated share certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace share certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that such share certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

(m) Other Rights. The shares of Series A shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of

Incorporation or as provided by applicable law.

C. Preemptive Rights

No present or future holder of any shares of the corporation of any class or series, whether heretofore or hereafter issued, shall have any preemptive rights with respect to (1) any shares of the corporation of any class or series, or (2) any other security of the corporation (including bonds and debentures) convertible into or carrying rights or options to purchase such shares.

Section 4. Office

The office of the corporation is located in the City of Schenectady, County of Schenectady, State of New York.

Section 5. By-laws

The by-laws may be amended or repealed, and new by-laws may be adopted, by the shareholders or the Board of Directors, except that the Board of Directors shall have no authority to amend or repeal any by-law which is adopted by the shareholders after April 20, 1948, unless such authority is granted to the Board by the specific provisions of a by-law adopted by the shareholders.

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Section 6. Directors

The Board of Directors of the corporation shall consist of not less than ten directors, the exact number to be determined pursuant to procedures set forth in the by-laws.

A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.

The vote required for election of a director by the shareholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of shareholders. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. An election shall be considered contested if as of the record date there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

Section 7. Agent for Process

The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him is Senior Litigation Counsel, General Electric Company, 3135 Easton Turnpike, Fairfield, CT 06431.

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